                             SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         OSHMAN'S SPORTING GOODS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total Fee Paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         OSHMAN'S SPORTING GOODS, INC.
                               2302 MAXWELL LANE
                              HOUSTON, TEXAS 77023


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 23, 2000



To the Stockholders of Oshman's Sporting Goods, Inc.

          NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Oshman's Sporting Goods, Inc. will be held at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas on Friday, June 23, 2000, 11:00 a.m., local time, for the following purposes:

          1. To elect seven directors to serve as the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected.

          2. To approve an amendment to the Oshman's Sporting Goods, Inc. 1993 Non-Employee Director Stock Option Plan.

          3. To approve an amendment to the Oshman's Sporting Goods, Inc. Amended and Restated 1994 Omnibus Plan.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 28, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

          Stockholders who do not expect to attend the meeting in person are requested to fill in, date and sign the enclosed proxy and return it promptly in the enclosed postage-paid return envelope so that their shares may be represented and voted at the meeting.


                                        By Order of the Board of Directors,



                                        RICHARD G. DENNIS
                                        Vice President, Secretary
                                        and General Counsel


Dated:  May 23, 2000

                         OSHMAN'S SPORTING GOODS, INC.
                               2302 MAXWELL LANE
                              HOUSTON, TEXAS 77023

                             =====================

                                PROXY STATEMENT

                             =====================



                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 23, 2000


          The accompanying proxy is solicited by the Board of Directors of Oshman's Sporting Goods, Inc. (the "Company"), to be voted at the 2000 Annual Meeting of Stockholders, which will be held at the time and place and for the purposes expressed in the accompanying Notice of Annual Meeting. All shares represented by a properly completed and executed proxy will be voted at the meeting in accordance with the specifications set forth therein. If no contrary specification is made, all shares represented by an executed proxy will be voted for the nominees for the Board of Directors named therein, and for the approval of the proposals described therein. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by you at any time before it is exercised by giving notice to the Secretary of the Company, or by giving a later proxy or voting in person at the meeting.

          In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may aid in such solicitation by personal contact, telephone and telegraph. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in the names of such firms and will be reimbursed for their expenses. The cost of solicitation will be borne by the Company.

          The Company's Annual Report to Stockholders for the year ended January 29, 2000, including financial statements, is enclosed with this proxy statement, which is being mailed to stockholders on or about May 23, 2000. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.


                    VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

          The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders is the close of business on April 28, 2000. As of April 28, 2000, there were 5,763,249 shares of common stock, $1.00 par value, of the Company ("Common Stock") issued and outstanding. In accordance with Delaware law and the Company's charter and bylaws, each of such shares of Common Stock is entitled to one vote on each matter to be acted upon at the meeting. In establishing the presence of a quorum, abstentions and broker non-votes will be included in the determination of the number of shares represented at the meeting. Provided that a quorum is present at the meeting, (i) the seven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefor will be elected directors, (ii) the proposed amendment to the Company's 1993 Non-Employee Director Plan will require approval by a majority of shares entitled to vote thereon and (iii) the proposed amendment to the Company's Amended and Restated 1994 Omnibus Plan will also require approval by a majority of shares entitled to vote thereon. Abstentions and broker non-votes with respect to the proposed amendment to the Company's 1993 Non-Employee Director Plan and the Company's 1994 Amended and Restated Omnibus Plan will have the same effect as a vote against approval thereof, but will have no effect with respect to the election of directors. During the ten days prior to the annual meeting, a list of the stockholders entitled to vote at the annual meeting will be available at the principal offices of the Company during ordinary business hours for examination by any stockholder for any purpose germane to the meeting.

     Based on the records of the Company as of April 28, 2000, the following persons were known by the Company to own beneficially more than 5% of the Common Stock of the Company then outstanding:


                                                               AMOUNT AND NATURE
                                                                OF BENEFICIAL                     PERCENTAGE
Name                                                             OWNERSHIP(1)                      OF CLASS
----                                                           ----------------                   ----------

Marilyn Oshman.........................................           1,177,674(2)                     20.4%
     2302 Maxwell Lane
     Houston, Texas 77023

Judy O. Margolis.......................................             801,618(3)                     13.9%
     1400 Post Oak Blvd., Suite 808
     Houston, Texas 77056

Edward C. Stanton III, Trustee.........................             422,300(4)                      7.3%
     6363 Woodway, Suite 300
     Houston, Texas 77057

Jeanette Oshman........................................             398,829                         6.9%
     2302 Maxwell Lane
     Houston, Texas 77023

Dimensional Fund Advisors, Inc.........................             350,200                         6.1%
     1299 Ocean Ave., 11th Floor
     Santa Monica, California  90401

Vendamerica B.V........................................             300,000                         5.2%
     De Klencke 6 1083 HH
     Amsterdam, Netherlands

Barry M. Lewis, Trustee................................             298,432(5)                      5.2%
     515 Post Oak Blvd., Suite 300
     Houston, Texas 77027

_______________________

(1) The persons listed have the sole power to vote and to dispose of the shares beneficially owned by them except as otherwise indicated. Does not include 11,802 shares owned by the Oshman Foundation. Jeanette Oshman, Marilyn Oshman and Judy O. Margolis are three of six trustees of the Oshman Foundation. Such trustees are vested with the power to vote and dispose of all assets of the Foundation, including such shares. These persons disclaim all beneficial ownership of shares owned by the Foundation.

(2) Includes 251,800 shares held by Ms. Oshman as trustee for the benefit of her children. Does not include 422,300 shares held in trust by Mr. Stanton as trustee for the benefit of Ms. Oshman and her children.

(3) Includes 237,800 shares held by Ms. Margolis as trustee for the benefit of her children, 1,500 shares held by Ms. Margolis as custodian for three grandchildren and 11,527 shares held by the husband of Ms. Margolis as trustee for Ms. Margolis' son. Does not include 298,432 shares held in trust by Mr. Lewis as trustee for the benefit of Ms. Margolis and her children.

(4) These shares are held by Mr. Stanton as trustee for the benefit of Ms. Marilyn Oshman and her children.

(5) These shares are held by Mr. Lewis as trustee for the benefit of Ms. Margolis and her children.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                 OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows, as of April 28, 2000, the number of shares of Common Stock beneficially owned by each of the directors, nominees for director, the executive officers named below in the Summary Compensation Table, and all executive officers and directors as a group.


                                                                               AMOUNT AND NATURE               PERCENTAGE
                                                                                 OF BENEFICIAL                     OF
NAME                                                                              OWNERSHIP(1)                   CLASS
----                                                                           -----------------              ------------

Marilyn Oshman                                                                    1,177,674(2)                    20.4%
Alvin N. Lubetkin                                                                   144,900(3)                     2.5%
Marvin Aronowitz                                                                     18,441                          *
Richard G. Dennis                                                                     1,600(4)(5)                    *
Karen Desenberg                                                                     142,246(6)                     2.5%
Margaret A. Gilliam                                                                   4,000(7)                       *
William M. Hitchcock                                                                  8,000(8)                       *
Thomas J. McVey                                                                       8,000(4)(9)                    *
Richard L. Randall                                                                        0(4)                       *
Steven U. Rath                                                                       29,300(4)(10)                   *
Manuel A. Sanchez, III                                                              102,000                        1.8%
Dolph B.H. Simon                                                                     10,000(11)                      *
All executive officers and directors as a group (14 persons)                      1,647,761(4)(12)                27.9%

___________________
*Less than 1%
(1) The persons listed above have the sole power to vote and to dispose of the shares beneficially owned by them except as otherwise indicated. The 11,802 shares owned by the Oshman Foundation, of which Marvin Aronowitz, Marilyn Oshman and Alvin N. Lubetkin are three of the six trustees, are not included. Such trustees are vested with the power to vote and dispose of all assets of the Foundation, including such shares. These persons disclaim all beneficial ownership of shares owned by the Foundation.
(2) Includes 251,800 shares held by Ms. Oshman as trustee for the benefit of her children. Does not include 422,300 shares held in trust for the benefit of Ms. Oshman and her children.
(3) Excludes 100,000 shares of restricted Common Stock that are subject to vesting requirements. Includes vested options to purchase 100,000 of Common Stock pursuant to the Company's 1994 Omnibus Plan.
(4) Excludes 68,848 shares owned by the Company's 401(k) Plan of which Messrs. Randall, Rath, Dennis, and McVey are four of the six trustees. Such trustees share voting and dispositive power over such shares. These persons disclaim beneficial ownership of shares owned by the 401(k) Plan, except to the extent of their respective interests as participants in the 401(k) plan.
(5) Includes vested options to purchase 1,600 shares of Common Stock pursuant to the Company's 1994 Omnibus Plan.
(6) Does not include 125,900 shares of Common Stock held in trust for the benefit of Ms. Desenberg. Includes vested options to purchase 6,000 shares of Common Stock pursuant to the Company's 1993 Non-Employee Director Stock Option Plan.
(7) Includes vested options to purchase 4,000 shares of Common Stock pursuant to the Company's 1993 Non-Employee Director Stock Option Plan.
(8) Includes vested options to purchase 8,000 shares of Common Stock pursuant to the Company's 1993 Non-Employee Director Stock Option Plan. Mr. Hitchcock is not standing for reelection as a director.
(9) Includes vested options to purchase 8,000 shares of Common Stock pursuant to the Company's 1994 Omnibus Plan.
(10) Includes vested options to purchase 5,000 shares of Common Stock pursuant to the Company's 1986 Stock Option Plan and 6,000 shares of Common Stock pursuant to the Company's 1994 Omnibus Plan.
(11) Includes vested options to purchase 10,000 shares of Common Stock pursuant to the Company's 1993 Non-Employee Director Stock Option Plan.
(12) Includes vested options to purchase 150,200 shares of Common Stock held by officers and directors pursuant to the Company's 1986 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan and 1994 Omnibus Plan.

The Company is not aware of any contractual arrangement, the operation of which may at a subsequent date result in a change in control of the Company.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     At the annual meeting, the stockholders will elect the seven individuals who are to serve as directors during the coming year. Directors will be elected by the plurality vote of the shares of Common Stock represented at the annual meeting and entitled to vote. The persons named as proxies in the enclosed proxy, unless otherwise directed, intend to vote the shares represented by such proxy for the election of the nominees listed below.

     The following table and information sets forth the names of the nominees for election to the Board of Directors, the year from which each nominee has served as a director, if applicable, the age of each nominee and the principal occupation or employment of each nominee. The nominees elected as directors of the Company will serve until the next annual meeting of stockholders or until their respective successors are elected.

                                        DIRECTOR
Name                                     SINCE     AGE    POSITION WITH THE COMPANY
----                                    --------   ---    -------------------------

Marvin Aronowitz...................       1962      75      Director
Karen Desenberg....................       1997      38      Director
Margaret A. Gilliam(1).............       1998      61      Director
Alvin N. Lubetkin..................       1962      66      Vice Chairman of the Board, Chief Executive
 Officer, President and Director
Marilyn Oshman.....................       1979      60      Chairman of the Board and Director
Manuel A. Sanchez, III.............         --      58      Nominee for Director
Dolph B. H. Simon(1)...............       1987      67      Director

-----------------
(1)  Member of the Audit Committee and the Compensation Committee.


          Mr. Aronowitz has served as a Director of the Company since 1962. He also served as President and Chief Operating Officer of the Company until June 1989, at which time he resigned as an officer and Mr. Lubetkin was elected President. Mr. Aronowitz remains an employee of the Company and was originally hired by the Company in 1945. He is a cousin of Ms. Oshman.

          Ms. Desenberg has been a Director of the Company since June 1997. Prior to that time, she was a Divisional Vice President-Merchandising Manager at the Company from April 1991 until December 1997. She is the daughter of Ms. Oshman and Mr. Lubetkin. Ms. Desenberg is the granddaughter, and Ms. Oshman is the daughter, of Jeanette Oshman, a principal shareholder of the Company. Ms. Desenberg is the niece, and Ms. Oshman is the sister, of Judy O. Margolis, a principal shareholder of the Company.

          Ms. Gilliam has been a Director of the Company since September 1998. She has been President of Gilliam & Co., business advisors since April 1997. Prior to that time, she was Director, Equity Research at Credit Suisse First Boston, where she was employed since 1975. She is also a director of Jan Bell Marketing, Inc., a Florida based retail jewelry concern, Horizon Properties Group of Chicago, IL, a real estate company specializing in outlet malls, and The Walking Company, a specialty footwear retailer.

          Mr. Lubetkin has been an officer of the Company since 1966 and a Director since 1962. Mr. Lubetkin has overall responsibility for the Company's operations. He was originally hired by the Company in 1961.

          Ms. Oshman was elected Chairman of the Board in April 1993 and has been a Director of the Company since 1979. Prior to becoming an employee of the Company in 1990, Ms. Oshman was involved in civic and charitable activities and management of her personal investments.

          Mr. Sanchez served as a Director of the Company from 1996 through 1998. He currently serves as President of the General Partner of each of Highland Distributing Company, Ltd. and HiPal Partners, Ltd., which are beer importation and distribution companies in Houston and Palestine, Texas.

          Mr. Simon has served as a Director of the Company since 1987. He is currently engaged in the private practice of law. He served as Vice President and General Counsel of Zale Corporation, a jewelry retailer, from 1978 until 1995.

          Management of the Company has no reason to believe that any of the above nominees will be unavailable or unwilling to serve as director; however, in the event any of the above nominees should become unavailable or unwilling to serve if elected, proxies will be voted for the election of substitute nominees selected by the Board of Directors.

          The Company does not have a standing nominating committee of the Board of Directors or any committee performing similar functions. The Company's Compensation Committee held two meetings during the last fiscal year. The Compensation Committee has authority to consider and make recommendations to the Board of Directors regarding compensation of executive officers of the Company. The Company's Audit Committee, which held one meeting during the last fiscal year, considers the audit services performed by the Company's independent auditors and the possible effect on the independence of the auditors of the performance of non-audit services. The Audit Committee makes recommendations to the Board of Directors as to the selection of independent auditors and reviews with such independent auditors their reports of audit, the adequacy of internal controls and the accompanying management letters. During the fiscal year ended January 29, 2000, the Board of the Directors held five meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which he or she served.

          Each non-employee director of the Company currently receives director's fees at a rate of $10,000 per full year, which will be increased to $15,000 effective July 1, 2000. In addition each non-employee director receives $1,000 per meeting attended and $500 for meeting participation via telephone. Members of the Audit Committee receive $1,000 per meeting attended and members of the Compensation Committee receive $1,000 per meeting attended. The Chairman of the Audit Committee and the Compensation Committee receives a 50% premium fee for each meeting attended. The Company reimburses directors for out-of-pocket expenses incurred in connection with their duties. In addition, each non-employee director is granted options under the non-employee director stock option plan upon his or her becoming a director.


                       COMPENSATION OF EXECUTIVE OFFICERS

          The following tables set forth (i) the amount of remuneration paid by the Company for the three fiscal years ended January 29, 2000, to the Chief Executive Officer, the four other highest paid executive officers for whom disclosure is required and (ii) the value at the end of the last fiscal year of the stock options held by such individuals.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                     ANNUAL COMPENSATION             COMPENSATION AWARDS
                                               -------------------------------   ----------------------------
                                                                                 RESTRICTED    COMMON STOCK
                                      FISCAL                                       STOCK        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY     BONUS      OTHER        AWARDS         OPTIONS        COMPENSATION
-----------------------------------   ------              -------   ----------   ----------   ---------------   ---------------
Alvin N. Lubetkin..................     1999   $390,000   $     0   $28,506(1)            0              0          $151,515(2)
   Vice Chairman of the Board,          1998    390,000         0    35,037(1)            0        250,000(3)        151,515(2)
   Chief Executive Officer,             1997    389,900         0    40,776(1)            0              0            39,187(2)
   President and Director


Richard L. Randall.................     1999    189,327         0         0               0              0                 0
   Vice President                       1998    128,077         0     5,047               0         20,000                 0
                                        1997          0         0         0               0              0                 0


Steven U. Rath.....................     1999    159,231         0       599               0              0                 0
   Executive Vice President             1998    141,923    50,000         0               0              0                 0
                                        1997    115,000    33,000         0               0         15,000(4)              0


Thomas J. McVey....................     1999    128,077         0       937               0              0                 0
   Senior Vice President                1998    125,000    10,000     1,065               0              0                 0
                                        1997    114,423         0     1,022               0         20,000(5)              0


Richard G. Dennis..................     1999    121,154         0         0               0              0                 0
   Vice President, Secretary            1998    112,692         0         0               0              0                 0
   and General Counsel                  1997    102,115         0         0               0          4,000(6)              0

________________________
(1)  Includes $21,767 in 1999, $27,574 in 1998 and $33,768 in 1997 as
     incremental cost to the Company for a $700,000 non-interest bearing ten-year loan made in October 1990 by the Company to Mr. Lubetkin. The loan is being repaid in bi-weekly installments. The loan is secured by a $700,000 life insurance policy and certain stock option rights. At the commencement of the last fiscal year, Mr. Lubetkin owed the Company $326,626. As of January 29, 2000, $254,658 remained outstanding under the loan.

(2) The Company has a Deferred Compensation Agreement with Mr. Lubetkin under which Mr. Lubetkin will receive annual lump-sum retirement benefits. This Agreement was amended in 1998 to fix the amount at ten equal payments of $151,515 each. The first payment was made in January 1999. In the event of Mr. Lubetkin's death, such payments will be made to his designated beneficiary. In connection with this amendment, the insurance policy that had originally been purchased to fund payments under the Deferred Compensation Agreement was cancelled and the cash value of the policy was paid to the Company. The 1997 number reflects the value of the benefit provided to Mr. Lubetkin pursuant to the Deferred Compensation Agreement for the year prior its amendment in 1998.

(3) This grant is a repricing of previously granted stock options made in 1995 under the 1994 Omnibus Plan.

(4) Includes 10,000 shares of the Company's common stock granted as a repricing of previously granted stock options.

(5) Includes 5,000 shares of the Company's common stock granted as a repricing of previously granted stock options.

(6) Includes 1,000 shares of the Company's common stock granted as a repricing of previously granted stock options.

              JANUARY 29, 2000 FISCAL YEAR-END OPTION VALUE TABLE

                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED                      VALUE OF UNEXERCISED IN-THE-MONEY
                                       OPTIONS AT FISCAL YEAR END                        OPTIONS AT FISCAL YEAR END
                             -----------------------------------------------   ----------------------------------------------
NAME                             EXERCISABLE             UNEXERCISABLE              EXERCISABLE            UNEXERCISABLE
----                         --------------------   ------------------------   ---------------------   ----------------------
Alvin N. Lubetkin.........           -                     250,000                     $  -                    $  -
Richard L. Randall........           -                      20,000                        -                       -
Steven U. Rath............         5,000                    15,000                        -                       -
Thomas J. McVey...........           -                      20,000                        -                       -
Richard G. Dennis.........           -                       4,000                        -                       -

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

  In October 1990, the Company entered into an employment agreement with Mr. Lubetkin. The agreement provides that Mr. Lubetkin will serve as the Chief Executive Officer of the Company for such salary and compensation as may be fixed from time to time by the Board of Directors. The agreement limits the ability of Mr. Lubetkin to compete with the Company for a period of 18 months after he ceases to be an employee of the Company. The term of the agreement commenced October 3, 1990 and continues until the loan to Mr. Lubetkin described in note (1) to the Summary Compensation Table has been fully repaid.

  The Company has entered into an executive salary continuation agreement with Mr. Aronowitz, as its former President and Chief Operating Officer, under which the Company agrees to pay to certain beneficiaries of Mr. Aronowitz up to $51,000 upon his death. This payment is to be funded by an insurance policy obtained by the Company on the life of Mr. Aronowitz. The Company paid $5,321 for this policy during the fiscal year ended January 29, 2000.

  The Company maintains a severance pay and bonus policy for certain officers and employees of the Company. The policy provides that the Company will be required to make payments (in the form of bonuses or severance pay, depending on the circumstances) to designated officers and employees of the Company on a date that is six months following a "Change in Control" of the Company. A Change in Control occurs when (i) certain persons or groups hold or acquire, directly or indirectly, securities representing 50% or more of the voting power of the Company's then outstanding voting stock or (ii) there is a change in the ownership of 80% or more of the assets of the Company. Following a Change in Control, the Company is obligated to make such payments whether the designated persons continue in the employ of the Company or they resign or are terminated. The amount payable to Mr. Lubetkin under the policy is equal to the lesser of
(i) 299% of his "base amount," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), which is generally the same as such person's average annual compensation from the Company, or (ii) the maximum amount of additional compensation that may be paid to such person without the Company losing any Federal income tax deduction for such payments or the employee being subjected to a Federal excise tax on such payments. The amounts payable to Messrs. McVey, Dennis, Rath, Randall and other officers or employees of the Company under the policy are calculated using other formulas and are subject to different restrictions.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Company's Board of Directors is pleased to present its annual report to stockholders on executive compensation. This report summarizes the charter of the Committee, the compensation policy for executive officers, the components of the executive compensation program and the basis on which compensation was determined for the Chief Executive Officer and other executive officers of the Company for the fiscal year ended January 29, 2000.

  During the fiscal year ended January 29, 2000, the Committee was comprised of the following Board members, none of whom was employed by the Company: Dolph B.
H. Simon (Chairman), William M. Hitchcock (not standing for reelection) and Margaret A. Gilliam.

  Committee Charter. The Committee's charter provides that the Committee is to oversee the development of all compensation plans that apply to executive officers of the Company; administer all stock and incentive compensation plans requiring administration by "disinterested directors"; evaluate the performance and set the salary, bonus and stock awards for the Chairman of the Board, Chief Executive Officer and Chief Operating Officer; and act on recommendations by the Chief Executive Officer as to the salary, bonus and stock awards for all other executive officers. The Committee also approves offers of employment to individuals who would fill any executive officer position.

  Compensation Policy for Officers. It is the goal of the Company to strive for excellence in the selection and retention of highly qualified executive officers. To that end, the Committee will annually review the total compensation paid to executive officers. In any given year, Oshman's total compensation for any executive officer may be above or below the industry median based on the performance of the Company and the individual.

  The principal components of the executive compensation program are base salary, cash incentive compensation and stock-based, longer-term incentives:

          Base Salary - levels are targeted at the industry median (sporting goods and other specialty retailers of similar size and complexity). Variations above and below this target should be based on the executive's background, qualifications and job performance at Oshman's.

          Cash Incentives - should be given based upon achievement of pre-determined, measurable Company and individual goals. Incentive plans measure Company performance based on pre-tax income and other factors.

          Stock-Based Incentives - are used to reward executive officers and to motivate them to achieve the Company's longer-term goals. In general, the Company will place greater emphasis on stock-based incentives, which are comprised of stock options, than on cash incentive payments. Company and individual performance results are considered when determining stock-based incentive awards, although no pre-determined performance criteria are utilized.

     Compensation of the Chief Executive Officer. During the year ended January 29, 2000, the Compensation Committee took no action to increase Mr. Lubetkin's salary or to award him any bonus, being mindful that the Company had generated net losses from operations for the two preceding fiscal years ended January 31, 1998 and January 30, 1999, and that shareholders had suffered a significant decline in the market value of their shares.

     At the same time, however, the Committee knew that the last several years had been marked by a general decline in sales and profits of the retail sporting goods industry as a whole, led by factors such as excess selling space throughout the industry and a significant reversal in customers' buying patterns of athletic shoes that formerly had been a leading source of revenue growth and a major contributor to operating income for Oshman's as well as most other sporting goods stores. In addition, the Committee was acutely aware that shares of the other large publicly-held retail sporting goods firms that compete with the Company had also had lost investor favor, driving their market prices down to their lowest levels in over ten years.

     Notwithstanding the foregoing negative forces, the Committee believed that Mr. Lubetkin's personal efforts, achievements and contributions to the Company's business and operations have been visionary, resourceful and exemplary. Examples of Mr. Lubetkin's hands-on efforts include: (i) in spite of the precarious nature of the industry, and the Company's own financial performance, he managed to recruit talented merchandising and financial management who are quickly contributing to the improved performance of the Company; (ii) he has continued to work closely with the Company's primary lender, giving it enhanced confidence in the Company's ability to achieve its financial plans, even with the industry's lack-luster performance; (iii) he conceived, and has begun to implement, the conversion of the stores' shoe departments to a new high impact format which has already resulted in substantial improvement in overall store sales in general and athletic shoes in particular; and (iv) most importantly, he conceived a productivity improvement plan for the Company's SuperSports USA(R) stores that is reducing payroll and other costs significantly while store sales are increasing.

     On overview, the Committee believes Mr. Lubetkin has responded in an extraordinarily prudent and yet aggressive manner to the competitive and financial challenges of the last several years with visionary leadership. He continues to be the engine that drives the Company's current resurgent financial performance enabling it to maintain a competitive edge in an industry struggling to achieve profitability.

  Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid with respect to each of its five most highly compensated executive officers. The

Committee does not expect the compensation levels of Oshman's executives to exceed this limit and intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible.


                                         Dolph B. H. Simon, Chairman
                                         William M. Hitchcock
                                         Margaret A. Gilliam


PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the S&P Retail Stores Composite Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at January 27, 1995, the last trading day in fiscal year 1994 which ended January 28, 1995, and that all dividends were reinvested. (The Company's fiscal year ends on the Saturday closest to the end of January.) Thereafter, points on the graph are plotted as of the last trading day in January for each successive fiscal year.


                   Comparison of Five-Year Cumulative Return



                             [GRAPH APPEARS HERE]




                                              FISCAL YEAR ENDED JANUARY OR FEBRUARY,

                                       1995          1996          1997         1998           1999           2000

Oshman's                                100         148.15         76.85        75.93          46.30          26.85
S&P 500                                 100         135.19        167.12       208.40         272.04         289.16
S&P Retail Stores                       100         107.39        124.55       182.75         297.40         293.40


   PROPOSAL NO. 2 -- AMENDMENT OF THE OSHMAN'S SPORTING GOODS, INC. 1993 NON-
           EMPLOYEE DIRECTOR PLAN (THE "NON-EMPLOYEE DIRECTOR PLAN")

DESCRIPTION OF PROPOSED AMENDMENT

     The Non-Employee Director Plan currently provides for the grant of options exercisable for 10,000 shares of Common Stock to each individual who was a Non-Employee Director on the original effective date of such plan (i.e., June 18, 1993). In addition, the plan currently provides that following the effective date of such plan, as of the date of the annual meeting of the Company's stockholders in each year after 1993 that it is in effect, each Non-Employee Director who is then in office and who did not previously receive a grant of options under such plan, shall receive options exercisable for 10,000 shares of Common Stock. Under the terms of the Non-Employee Director Plan as currently in effect, 20% of the options vest six months after the date on which they are granted and 20% thereafter at the commencement of each subsequent annual meeting of the Company's stockholders until the options are fully vested.

     The Non-Employee Director Plan provides that the option exercise price shall be the fair market value (as defined in such plan) of the shares of Common Stock subject to the option at the time the option is granted under such plan.

     The Board has adopted the First Amendment of the Non-Employee Director Plan that, if approved by the Company's stockholders, will add language to such plan that will result in the automatic grant of up to two additional options exercisable for 10,000 shares of Common Stock (subject to the terms of such plan including, without limitation, the above-described provisions relating to the option exercise price and a longer vesting period described below) to each Non-Employee Director who (i) is in office as of the date of any annual meeting of the stockholders of the Company in any year after 1993 that such plan is in effect, (ii) previously received a grant of options under such plan that, on the date of such annual meeting, became fully vested in all of the shares of Common Stock subject to the previous grant and (iii) has been elected to serve as a Non-Employee Director on and after the date of such annual meeting. As a result, once a Non-Employee Director's initial option for 10,000 shares has become fully vested, he or she will receive an additional option grant for 10,000 shares, and once that option becomes fully vested, a second additional option grant. The additional automatic grants will become 20% vested at the commencement of each subsequent annual meeting of stockholders of the Company, (instead of the initial 20% vesting after six months) until fully vested on the fifth anniversary of the date of grant.

     In addition, the First Amendment extends the term of the Non-Employee Director Plan an additional 10 years. As a result, if approved by the Company's stockholders, the Non-Employee Director Plan will terminate on the date of the annual meeting of the Company's stockholders in the year 2013 (instead of 2003).

     Ms. Desenberg, Ms. Gilliam and Mr. Simon are currently Non-Employee Directors. Ms. Desenberg received an initial grant in June 1998, Ms. Gilliam in June 1999 and Mr. Simon in 1993. Mr. Sanchez received an initial grant in June 1996 that expired when he ceased serving as a director in 1998. Under the current plan, it is anticipated that Mr. Sanchez will receive a new initial grant upon his election as a Non-Employee Director at the 2000 Annual Meeting. If the amendment is approved by the Company's stockholders, it is anticipated that Mr. Simon will receive an additional grant for 10,000 shares upon his re-election at the 2000 Annual Meeting. See "New Plan Benefits" below for the table setting forth benefits to be received by the relevant persons.


SUMMARY OF THE NON-EMPLOYEE DIRECTOR PLAN

     As stated above, the Non-Employee Director Plan provides for the granting of options to purchase the Company's Common Stock to non-employee directors of the Company. The plan is administered by the Board of Directors. However, because the principal terms of the option grants are fixed in the plan, the Board will have no discretion to select which directors receive options, the number of shares subject to such grants or the exercise price thereof.

     Options granted pursuant to the Non-Employee Director Plan are "non-qualified" stock options and are not intended to qualify as incentive stock options under Section 422 of the Code meaning that the optionee will realize no income at the time he is granted such non-qualified stock option. Ordinary income will be realized by the optionee when the non-qualified stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date over the exercise price of the shares of Common Stock, and the Company's deduction for Federal income tax purposes will correspond to the amount of income realized by the optionee upon exercise. The optionee's holding period for Federal income tax purposes with respect the shares acquired will begin on the date of exercise. Any gain or loss on the subsequent sale of the stock will be either a long-term or short-term capital gain or loss depending on the optionee's holding period for the Common Stock disposed by the optionee.

     A copy of the First Amendment of the Non-Employee Director Plan is attached to the Proxy Statement as Appendix A, and the foregoing discussion is qualified in its entirety by reference to Appendix A.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE NON-EMPLOYEE DIRECTOR PLAN.


    PROPOSAL NO. 3 -- AMENDMENT OF OSHMAN'S SPORTING GOODS, INC. AMENDED AND
                RESTATED 1994 OMNIBUS PLAN (THE "OMNIBUS PLAN")

DESCRIPTION OF PROPOSED AMENDMENT

     The Omnibus Plan currently provides for issuance of a maximum of 750,000 shares of Common Stock under such plan. In addition, such plan currently limits the maximum number of shares of Common Stock (and shares underlying any stock appreciation rights) that may be granted to any one grantee (who is included in the group composed of the Chief Executive Officer and the four highest compensated officers of the Company (excluding the Chief Executive Officer) in a given taxable year) during the term of the plan to 250,000 shares.

     The Board has adopted the First Amendment of the Omnibus Plan, that if approved by the Company's stockholders, will increase the number of shares of Common Stock reserved for issuance under such plan to 1,050,000. In addition, the First Amendment will increase the 250,000 share limit to 750,000 shares.

SUMMARY OF THE OMNIBUS PLAN

     The Omnibus Plan authorizes the grant of Incentive Awards to be made available from either authorized and unissued shares, treasury shares, if any, or shares to be purchased or acquired by the Company. Unless terminated earlier, the Omnibus Plan will terminate on January 31, 2004. Select executive officers and other key management personnel of the Company are eligible to receive Incentive Awards (defined below). Directors who are not employees of the Company are not eligible to participate in the Omnibus Plan. Awards under the Omnibus Plan may be in the form of stock options (including incentive stock options), stock appreciation rights, restricted stock, performance units, performance shares or other stock-based awards and certain additional payments in the amount of Federal income taxes payable by a grantee and relating to an award under the Omnibus Plan (all such options, awards and rights are collectively referred, to as "Incentive Awards").

     The Omnibus Plan is administered by a committee ("Committee") consisting of three persons, all of whom are "disinterested persons" as defined by Rule, 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and "outside directors" as defined in Section 162(m) of the Code and the regulations approved thereunder. Subject to the provisions of the Omnibus Plan, the Committee determines the employee and individuals to whom awards are granted, the number and type of awards to be granted, the combination of awards to be granted and the specific terms of each grant. It is impracticable to estimate the total number of employees eligible to receive grants under the Omnibus Plan. Except under certain circumstances, no incentive Award may vest or be exercised under the Omnibus Plan prior to the expiration of six months from the date of award.

     Incentive and Nonqualified Options. Stock options granted under the Omnibus Plan may be either nonqualified options ("Nonqualified Options") or incentive stock options ("Incentive Stock Options") (within the meaning of the Code) and may include "reload" options ("Reload Options"), which permit the holder to purchase a number of shares equal to the number of shares delivered in payment of the exercise price of Nonqualified Options or Incentive Stock Options. Pursuant to the Omnibus Plan, the Committee determines the exercise price for each share issued in connection with an Incentive Stock Option, a Nonqualified Option or a Reload Option (collectively referred to as "Options"), but in the case of Incentive Stock Options, the exercise price may not be less than the closing sales price per share of Common Stock (the "Fair Market Value") on the date the Incentive Stock Option is granted. The exercise price must be paid in full at the time of exercise, either in cash or, at the discretion of the Committee, in Common Stock owned by the grantee or an equivalent consideration acceptable to the Committee. The Committee determines when Options may be exercised, which may not be more than 10 years from the date of grant, and the manner in which the Option will become exercisable.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Omnibus Plan in tandem with Options ("Tandem SARs") or independent of Options ("Independent SARs"). A SAR may be awarded with an exercise price at least equal to the Fair Market Value of a share of Common Stock on the date of grant, if an Independent SAR, or on the date of grant of the applicable Option if a Tandem SAR. Upon exercise, the holder is entitled to receive the difference (in cash, Common Stock or a combination thereof, at the option of the Committee) between the exercise price and the Fair Market Value on the date of exercise. Tandem SARs may be exercised in lieu of the Option to which they relate at any time such Option is exercisable, terminate upon the exercise of such Option and are automatically exercised on the last day of the term of such Option if they have not been exercised or terminated prior to such date. Independent SARs are subject to their own terms, as established by the Committee; they do not affect, and are not affected by, the existence or exercise of other Incentive Awards. The number of shares of Common Stock actually issued in connection with the exercise of a SAR will reduce the shares of Common Stock available for distribution under the Omnibus Plan.

     Restricted Stock Awards. The Omnibus Plan authorizes the Committee to award shares of restricted stock ("Restricted Stock"). Restricted Stock is Common Stock that may not be sold, pledged or otherwise disposed of until the restrictions set by the Committee have been satisfied. At the time of an award to a grantee, the Committee will determine a "Restriction Period" for all shares awarded to the grantee or if the total of such shares is divided into separate parts, for each part of the total shares awarded. Unless otherwise approved by the Committee, until such time as a stock certificate is issued to a grantee at the expiration of the applicable Restriction Period, the grantee will not have any rights as a stockholder of the Company.

     Performance Units and Performance Shares. The Omnibus Plan also provides for the grant by the Committee of performance units ("Performance Units") and performance shares ("Performance Shares"). Vesting in awards of Performance Units and Performance Shares will be contingent upon the attainment of performance goals and measured over a period of time as determined by the Committee. Upon attainment of the goals, the Incentive Award will be paid in cash or by delivery of shares of Common Stock (which may include Restricted Stock), or a combination thereof, as determined by the Committee.

     Other Stock-Based Awards and Supplemental Payments. The Omnibus Plan also authorizes the Committee to grant other forms of stock-based incentive awards ("other stock-based awards"). The Committee has the discretion to determine the terms and conditions of such other stock-based awards, which may be paid in shares of Common Stock or such other consideration relating to the Common Stock as the Committee deems appropriate. In addition, the Omnibus Plan authorizes the Committee to provide for a supplemental payment of all or any portion of Federal income taxes payable in connection with various Incentive Awards and receipt of the supplemental payment, assuming that the Grantee is taxable at the maximum Federal income tax rate. Any such supplemental payment may be made in cash, Common Stock or any combination, as determined by the Committee.

     Federal Income Tax Consequences. The following is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws related to Incentive Awards under the Omnibus Plan. This summary is not intended to be exhaustive and among other things, does not describe state or local tax consequences.

          Nonqualified Options. The grantee of a Nonqualified Option does not recognize income at the time the option is granted. When the Nonqualified Option is exercised, the grantee recognizes ordinary income equal to the difference between the Fair Market Value of the Common Stock on the exercise date and the exercise price. The Company receives a deduction equal to the amount of ordinary income recognized by the grantee. Upon subsequent disposition of the shares, the grantee will recognize capital gain or loss, which will be short-term or long-term, depending upon the length of time the shares were held since the date the Nonqualified Option was exercised.

          Incentive Options. In general, a grantee will not be subject to tax at the time an Incentive Option is granted or exercised. However, the excess of the fair market value of the shares received upon exercise of Incentive Option over the exercise price is potentially subject to taxation. Upon disposition of the shares acquired upon exercise of an Incentive Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the exercise price provided that the grantee has not disposed of the shares within two years of the date of the grant or within one year from the date of exercise. If the grantee disposes of the shares without satisfying both holding period requirements (a "Disqualifying Disposition"), the grantee will recognize ordinary income at the time of such Disqualifying Disposition. The Company is not entitled to a tax deduction upon either the exercise of an Incentive Option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the grantee recognizes ordinary income in a Disqualifying Disposition.

          Reload options. Reload Options are treated the same as other Nonqualified Options for Federal income tax purposes.

     The text of the First Amendment of the Omnibus Plan is attached to this Proxy Statement as Appendix B, and the foregoing is qualified in its entirety by reference to Appendix B.

     See "New Plan Benefits" below for the table setting forth benefits to be received by the relevant persons.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPROVAL OF THE AMENDMENT OF THE OMNIBUS PLAN.

                               NEW PLAN BENEFITS

                                                                                              AMENDED AND RESTATED
                                         1993 NON-EMPLOYEE DIRECTOR PLAN                       1994 OMNIBUS PLAN

NAME AND POSITION                     DOLLAR VALUE ($)       NUMBER OF UNITS        DOLLAR VALUE ($)         NUMBER OF UNITS
-----------------                     ----------------       ---------------        ----------------         ---------------
Alvin N. Lubetkin,
 Vice Chairman of the Board,
 Chief Executive Officer,
 President and Director..........            -                      -                     (1)                   150,000(1)

Richard L. Randall,
   Vice President................            -                      -                   2.00(2)                  25,000

Steven U. Rath,
   Executive Vice President......            -                      -                   2.00(2)                  25,000

Thomas J. McVey,
   Senior Vice President.........            -                      -                   2.00(2)                  25,000

Richard G. Dennis,
   Vice President, Secretary and
    General Counsel..............            -                      -                   2.00(2)                   5,000


Executive Group..................            -                      -                       (1)(2)              255,000

Non-Executive Director Group.....           (3)                  20,000                    -                        -

Manuel A. Sanchez, III,
     Nominee for Director........           (3)                  10,000                    -                        -

Dolph B.H. Simon,
     Nominee for Director........           (3)                  10,000                    -                        -

Non-Executive Officer Employee
 Group...........................            -                      -                   2.00(2)                  45,000

___________________
(1) The exercise price of Mr. Lubetkin's grant will be the fair market value of the Common Stock on June 23, 2000, the anticipated date of the grant. Mr. Lubetkin's grant is contingent upon the shareholders' approval of the proposed amendment to the 1994 Omnibus Plan, but the other grants under this plan are not.

(2) The exercise price per share of the grants other than Mr. Lubetkin's is $2.00, the closing price of the Common Stock on the NASDAQ Stock Market on April 26, 2000, the date of the grant.

(3) The exercise price will be the fair market value of the Common Stock on June 23, 2000, the anticipated date of the grant. Mr. Simon's grant is contingent upon the shareholders' approval of the proposed amendment to the 1994 Omnibus Plan, but Mr. Sanchez's is not.


     The grants of options that are set forth in the above table under the Amended and Restated 1994 Omnibus Plan will vest equally over three years and are not contingent upon the Company's achievement of earnings goals. The options become exercisable in full upon a Change of Control (as defined in the plan) of the Company and expire after ten years or earlier, if an optionholder's employment with the Company is terminated for a reason other than retirement, death or disability. The option grants were made in the form of Incentive Options.

                              CERTAIN TRANSACTIONS

          In numerous transactions since 1959, the Company has leased both land and buildings for its executive offices, warehouses and one store in Houston, Texas from two trusts (the "Warehouse Trusts") of which Marilyn Oshman and Judy
O. Margolis are the respective beneficiaries. Many of these leases are in effect at the present time. The aggregate rental payments from the Company to the Warehouse Trusts were approximately $398,860 during the fiscal year ended January 29, 2000. The existing leases were amended as of February 8, 1998, to extend the term to expire on November 3, 2003, and the annual rental was increased to $398,860. The amendment also provides for an option period to extend the term for an additional five years, at an annual rental rate of $478,632. The Company believes that the terms of all of these leases with the Warehouse Trusts are as favorable to the Company as the terms under which it could lease comparable facilities from an unaffiliated lessor in arm's length transactions. If the Company needs to further expand its offices or warehouse facilities, it may enter into other leases with the Warehouse Trusts. However, no lease will be entered into unless its terms are as favorable to the Company as those which could be obtained in arm's length negotiations for comparable premises.

          In March 1988, the Company entered into an agreement with Flagship Associates providing for the lease by the Company of the land and building in Union, New Jersey where one of the Company's stores was operated from March 1990 to September 1993. Charles Lubetkin, Alvin Lubetkin's brother, is a general partner of Flagship Associates and has a 19.75% interest in such partnership. The lease is for a term of twenty years, provides for annual rental payments of $600,000 and is otherwise on terms the Company believes to be no less favorable than could be obtained from an unrelated third party. This lease was amended and assigned to an unrelated third party in September 1993, and the Company remains liable on the lease. This unrelated third party filed for bankruptcy protection under chapter 11 of the US Bankruptcy Code on December 16, 1997. The lease was subsequently assumed and assigned to a different unrelated third party on February 5, 1998.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Based solely upon a review of copies of reports filed with the SEC and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that all forms required to be filed during fiscal 1999 under Section 16(c) were timely filed.


                              INDEPENDENT AUDITORS

          Grant Thornton LLP has served as auditors of the Company for a number of years. Representatives of such firm are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.


                         PROPOSALS OF SECURITY HOLDERS

          Proposals which stockholders of the Company intend to present for inclusion in the proxy statement with respect to the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 4, 2001.

                                    GENERAL

          As of the date of this statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the meeting other than the election of directors and the approval of the amendments to the 1993 Non-Employee Director Stock Option Plan and the Amended and Restated 1994 Omnibus Plan. With respect to any other business that may properly come before the meeting or any adjournment thereof, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting them.

                                    By Order of the Board of Directors,



                                    ALVIN N. LUBETKIN
                                    Vice Chairman of the Board, President and
                                    Chief Executive Officer
Dated:  May 23, 2000

          THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 29, 2000, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO STEVEN MARTIN, SENIOR VICE PRESIDENT, OSHMAN'S SPORTING GOODS, INC., 2302 MAXWELL LANE, HOUSTON, TEXAS 77023.

                                                                      APPENDIX A

                              FIRST AMENDMENT OF
                         OSHMAN'S SPORTING GOODS, INC.
                 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     THIS AMENDMENT made as of the date set forth below by Oshman's Sporting Goods, Inc. (the "Company"),

                             W I T N E S S E T H:

     WHEREAS, the Company maintains the Oshman's Sporting Goods, Inc. 1993 Non-Employee Director Stock Option Plan (the "Plan") for the benefit of its eligible Non-Employee Directors; and

     WHEREAS, the Company desires to amend the Plan to provide for the grant of additional options to certain Non-Employee Directors who satisfy the eligibility requirements set forth in the Plan amendment described below; and

     WHEREAS, in Section IX of the Plan, the Board of Directors of the Company (the "Board") reserved the right to amend the Plan from time to time with the approval of at least a majority of the outstanding shares of the Company's voting stock under certain circumstances as described in the Plan; and

     WHEREAS, subject to the required stockholder approval, the Board has authorized appropriate officers to amend the Plan to provide for the grant of additional options to eligible Non-Employee Directors as described in the amendment set forth below;

     NOW, THEREFORE, the Plan is hereby amended effective as of June 23, 2000 by this First Amendment thereto, as follows:

     1. Section III of the Plan is hereby amended in its entirety to provide as follows:

          "(a) Options will be granted only to individuals who are Non-Employee Directors of the Company. On the Effective Date, each Non-Employee Director shall receive, without the exercise of the discretion of any person or persons, Options exercisable for 10,000 Shares. Thereafter, as of the date of the annual meeting of stockholders in each year after 1993 that the Plan is in effect, as provided in Section V hereof, each Non-Employee Director then in office (i) who did not previously receive a grant of Options hereunder and (ii) who has been elected to serve as a Non-Employee Director on and after the date of such annual meeting, shall receive, without the exercise of the discretion of any person or persons, Options exercisable for 10,000 Shares. In addition, as of the date of the annual meeting of stockholders in any year after 1993 that the Plan is in effect, each Non-Employee Director then in office (i) who previously received a grant of Options hereunder that, on the date of such annual meeting, become fully vested in 100% of the Shares granted under the Plan and (ii) who has been elected to serve as a Non-Employee Director on and after the date of such annual meeting, shall receive as of the date of such annual meeting without the exercise of the discretion of any person or persons, a grant of new Options (in addition to the prior fully vested Options), exercisable for 10,000 Shares.

          If, as of such annual meeting date there are not sufficient Shares available under the Plan to allow for the grant to each eligible Non-Employee Director of Options for the number of shares provided herein, each eligible Non-Employee Director shall receive Options for a pro rata share of the total number of Shares available under the Plan.
          All Options granted under the Plan shall be (i) at the Option price set forth in subjection (b), (ii) subject to the vesting schedule set forth in subsection (c), and (iii) subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII.

          (b) The purchase price of Shares issued under each Option shall be the Fair Market Value of Shares subject to the Option on the date the Option is granted.

          (c) All Options initially granted to a Non-Employee Director hereunder shall vest 20% six months following the date on which they were granted and 20% thereafter at the commencement of each subsequent annual meeting of stockholders until fully vested. All Options granted to a Non-Employee Director hereunder after the initial grant of Options to such individual shall vest

          20% at the commencement of each subsequent annual meeting of stockholders until fully vested. No portion of an Option shall be exercisable unless and until it is vested."

     2. The first sentence of Section V is hereby amended in its entirety to provide as follows:

          "The term of this Plan commences on the Effective Date and will terminate at 11:59 p.m. on the date of the annual meeting of stockholders in the year 2013."

     3. Except as modified herein, the Plan is specifically ratified and affirmed.

The foregoing Amendments to the Stock Option Plan are effective only upon approval thereof by the stockholders of the Company.

                                                                      APPENDIX B

                              FIRST AMENDMENT OF
                         OSHMAN'S SPORTING GOODS, INC.
                    AMENDED AND RESTATED 1994 OMNIBUS PLAN

     THIS AMENDMENT made as of the date set forth below by Oshman's Sporting Goods, Inc. (the "Company"),

                             W I T N E S S E T H:

     WHEREAS, the Company maintains the Oshman's Sporting Goods, Inc. Amended and Restated 1994 Omnibus Plan (the "Plan") for the benefit of its eligible employees; and

     WHEREAS, the Company desires to amend the Plan to (i) increase the aggregate number of shares of the Company's common stock available for granting incentive awards under the Plan from 750,000 shares to 1,050,000 shares and (ii) increase the aggregate number of shares of the Company's common stock subject to stock options and stock appreciation rights, if any, awarded to any single grantee who is one of the top five reporting officers of the Company during the period from April 22, 1994 to January 31, 2004 from 250,000 shares to 750,000 shares; and

     WHEREAS, in Section 6.8 of the Plan, the Board of Directors of the Company (the "Board") reserved the right to amend the Plan from time to time with the prior approval of the stockholders under certain circumstances as described in the Plan; and

     WHEREAS, subject to the required stockholder approval, the Board has authorized appropriate officers to amend the Plan to effect the changes generally described above and as specifically set forth in the amendment below;

     NOW, THEREFORE, the Plan is hereby amended effective as of June 23, 2000 by this First Amendment thereto, as follows:

     1. Section 1.4(a) of the Plan is hereby amended in its entirety to provide as follows:

         "(a) Common Stock Authorized. Subject to adjustment under Section 5.5, the aggregate number of shares of Common Stock available for granting Incentive Awards under the Plan shall be equal to 1,050,000 shares of Common Stock. If any Incentive Award shall expire or terminate for any reason, without being exercised or paid, shares of Common Stock subject to such Incentive Award shall again be available for grant in connection with grants of subsequent Incentive Awards."

     2. The first sentence of Section 1.4(d) of the Plan is hereby amended in its entirety to provide as follows:

         "(d) Special Limitation. In no event shall the number of shares of Common Stock subject to Options granted with an exercise price at least equal to the Fair Market Value of the underlying shares of Common Stock on the date of grant, plus the number of shares underlying Stock Appreciation Rights awarded to any one Grantee who is a Covered Employee during the period from April 22, 1994 through January 31, 2004, exceed seven hundred fifty thousand (750,000) shares of the Common Stock authorized under Section 1.4(a). In all events, determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. Except as otherwise provided in the two immediately preceding sentences, the provisions of this Section 1.4(d) shall not limit the number of shares of Common Stock that otherwise may be awarded to any one Grantee who is a Covered Employee under any form of Incentive Award authorized under the Plan."

     3. Except as modified herein, the Plan is specifically ratified and affirmed.

The foregoing Amendments to the Omnibus Plan are effective only upon approval thereof by the stockholders of the Company.

PROXY                                                                     PROXY


                         OSHMAN'S SPORTING GOODS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting June 23, 2000

   The undersigned hereby appoints ALVIN N. LUBETKIN and RICHARD G. DENNIS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Oshman's Sporting Goods, Inc. which the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held Friday, June 23, 2000, or any adjournment thereof.

    This Proxy will be voted in the manner directed herein and in accordance with the accompanying proxy statement. Receipt of the proxy statement and the annual report for the fiscal year ended January 29, 2000, is hereby acknowledged. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3 which are being proposed by the Board of Directors.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

               (Continued, and to be signed, on the other side.)

--------------------------------------------------------------------------------

                         OSHMAN'S SPORTING GOODS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


[                                                                                                                                 ]
1. Election of Seven Directors --
   Nominees: 01-Marvin Aronowitz,                    For  Withhold  For All  2. Amendment to Oshman's Sporting
             02-Karen Desenberg,                     All     All     Except     Goods, Inc. 1993 Non-Employee  For  Against Abstain
             03-Margaret A. Gillam                                              Director Stock Option Plan.    [ ]    [ ]     [ ]
             04-Alvin N. Lubetkin,                    [ ]    [ ]       [ ]
             05-Marilyn Oshman,                                              3. Amendment to Oshman's Sporting
             06-Manuel A. Sanchez, III,                                         Goods, Inc. Amended and        For  Against Abstain
             07-Dolph B. H. Simon                                               Restated 1994 Omnibus Plan.    [ ]    [ ]     [ ]
   ___________________________________________________
   (INSTRUCTION: To withhold authority to vote for any                       4. In accordance with their discretion upon such
   individual nominee, write that nominee(s) name above)                        other business as may properly come before the
                                                                                meeting or any adjournment thereof.


                                                                                          Dated:________________________, 2000

                                                                             Signature(s)_____________________________________

                                                                             __________________________________________________
                                                                             (Please sign exactly as shown hereon. Executors,
                                                                             administrators, guardians, trustees, attorneys,
                                                                             and officers signing for corporations should give
                                                                             full title. If a partnership or jointly owned,
                                                                             each owner should sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE

                                                      YOUR VOTE IS IMPORTANT!

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                   USING THE ENCLOSED ENVELOPE.